                                                                    EXHIBIT 4.9



                      AMENDMENT NO. 1 TO WARRANT AGREEMENT


                 This Amendment No. 1 (the "Amendment") to that certain Warrant Agreement dated as of February 16, 1996 (the "Agreement"), between DEEPTECH INTERNATIONAL INC., a Delaware corporation (the "Company"), and CITICORP USA, INC. (the "Lender"), is entered into as of the 31st day of December, 1996 (the "Amendment"), among the Company, CITICORP USA, INC., DONALD A. SANDERS, AND THOMAS P. TATHAM, collectively the ("Holders").


                             W I T N E S S E T H :


         WHEREAS, the Company and the Lender are parties to the Agreement;

         WHEREAS, collectively, the Holders are the registered owners of an aggregate of 100% of the Warrants;

         WHEREAS, in order to induce the Holders to exercise a portion of the Warrants, the Company agreed to extend the Expiration Date under the Agreement in exchange for a Holder's exercise of a portion of his or its Warrants;

         NOW, THEREFORE, in consideration of the premises herein contained the parties hereto agree as follows:

         1. Definitions. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined.

         2. Amendment to Section 1 of the Agreement. The definition of "Expiration Date" in Section 1 of the Agreement is hereby amended by deleting the "." at the end of the sentence and adding the following: ", or as otherwise defined in any Warrant Certificate."

         3. No Other Amendments. Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification to any provision thereof.

         4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         5. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         6. Headings. The headings used in this Amendment are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Amendment.

         7. Entire Agreement. This Amendment and the Agreement, and the other agreements and certificates executed pursuant hereto and thereto, if any, constitute the entire agreement and supersede all prior (oral or written) or oral contemporaneous proposals or agreements, all previous negotiations and all other communications or understandings between the parties hereto and thereto with respect to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                               DEEPTECH INTERNATIONAL INC.


                               By:
                                  -------------------------------
                                Name:
                                     ----------------------------
                                Title:
                                      ---------------------------



                               CITICORP USA, INC.


                               By:
                                  -------------------------------
                                Name:
                                     ----------------------------
                                Title:
                                      ---------------------------



                               DONALD A. SANDERS



                               ----------------------------------




                               THOMAS P. TATHAM



                               ----------------------------------





                                      2